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                                                                      EXHIBIT 11

                       STAR BUFFET, INC. AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS
                                   PER SHARE

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
                                                           FIFTY-THREE    FIFTY-TWO     FIFTY-TWO
                                                           WEEKS ENDED   WEEKS ENDED   WEEKS ENDED
                                                           JANUARY 31,   JANUARY 25,   JANUARY 26,
                                                              2000          1999          1998
                                                           -----------   -----------   -----------
BASIC EARNINGS PER SHARE:
Net income...............................................  $1,425,000    $2,435,000    $2,699,000
                                                           ----------    ----------    ----------
Weighted average number of common shares outstanding
  during the period......................................   2,950,000     4,601,000     3,515,000
                                                           ----------    ----------    ----------
Basic earnings per share.................................  $     0.48    $     0.53    $     0.77
                                                           ----------    ----------    ----------

DILUTED EARNINGS PER SHARE
Net income...............................................  $1,425,000    $2,435,000    $2,699,000
                                                           ----------    ----------    ----------
Weighted average number of common shares outstanding
  during the period......................................   2,950,000     4,601,000     3,515,000
                                                           ----------    ----------    ----------
Incremental common shares attributable to outstanding
  stock options..........................................          --            --        13,000
                                                           ----------    ----------    ----------
                                                            2,950,000     4,601,000     3,528,000
Diluted earnings per share...............................  $     0.48    $     0.53    $     0.76
                                                           ----------    ----------    ----------
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